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                                                            Exhibit 99(23)(d)(4)


                         FIRST SUMMIT CAPITAL MANAGEMENT
                               1876 Waycross Road
                             Cincinnati, Ohio 45240


Summit Investment Partners, LLC
312 Elm Street, Suite 2525
Cincinnati, Ohio 45202

                  Re:   Agreement Regarding Investment Sub-Advisory Agreement
                        -----------------------------------------------------

Ladies and Gentlemen:

                  Under an Amended Investment Advisory Agreement, made as of the 18th day of September, 1996, as amended as of November 1, 1998 and January 1, 1999 (the "Agreement") between First Summit Capital Management (the "Adviser"), an Ohio general partnership, and Summit Investment Partners, LLC (the "Sub-Adviser," formerly named Carillon Advisers, Inc.), an Ohio limited liability company, the Sub-Adviser provides certain services to the Adviser with respect to Summit Investment Trust. In consideration of the premises and of the mutual agreements herein contained and contained in the Agreement, the Adviser and the Sub-Adviser hereby agree that the Agreement will immediately terminate in the event of its assignment (as such term is defined in the Investment Company Act of 1940, as amended (the "Act")), and shall be governed in such respect and in all other respects by the provisions of the Act.

                  Please confirm that the foregoing is in accordance with your understanding and agreement as of the date first written above by indicating your acceptance and agreement at the place below indicated.

                                                FIRST SUMMIT CAPITAL MANAGEMENT


                                                By
                                                   ----------------------------
                                                   Name:  JAMES F. SMITH
                                                   Title: PRESIDENT



                                                SUMMIT INVESTMENT PARTNERS, LLC


                                                By
                                                   ----------------------------
                                                   Name:  STEVEN R. SUTERMEISTER
                                                   Title: PRESIDENT

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